                                                                   CONFIDENTIAL


THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]."

                              AMENDED AND RESTATED
                             SABRE ACCESS AGREEMENT

         This Sabre Access Agreement (this "AGREEMENT") is made as of March 7, 2000, by and between Sabre Inc., a Delaware corporation ("SABRE"), and Travelocity.com LP, a Delaware limited partnership ("CUSTOMER").

                                    RECITALS

A. Sabre developed, owns and operates the Sabre System and offers, directly and through Sabre Licensees, access and use of Licensed Sabre Functions.

B. Customer desires to receive a license to access and use the Licensed Sabre Functions, and to market and provide access to the Licensed Sabre Functions to Customer's End Users upon the terms and conditions contained in this Agreement.

C. Sabre is willing to grant such a license to Customer upon the terms and conditions contained in this Agreement.

D. This Agreement amends and restates, effective as of March 7, 2000, the Sabre Access Agreement, dated as of March 7, 2000, between Sabre and Customer.

In consideration of the foregoing, the mutual covenants and agreements of the Parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

         SECTION 1.1 DEFINITION APPENDIX. Capitalized terms used herein and not otherwise defined will have the meaning given to them in the Definition Appendix attached to this Agreement as ANNEX A. The Rules of Interpretation set forth in the Definition Appendix attached to this Agreement as ANNEX A will also apply to this Agreement.


                                    ARTICLE 2
               LICENSE TO USE AND MARKET LICENSED SABRE FUNCTIONS

         SECTION 2.1 GRANT OF LICENSE. Subject to the terms and conditions of this Agreement, Sabre hereby grants to Customer for the term of this Agreement, the non-exclusive, non-transferable (other than as provided herein) right and license to access and use the Licensed Sabre Functions in order to market, support and deliver the access to Licensed Sabre Functions to End Users.

                                                                   CONFIDENTIAL


         SECTION 2.2 DIRECT BOOKING LIMITATION. In the event Customer provides direct reservation capabilities with Vendors or provides Bookings through another GDS, as permitted by this Agreement, all messages relating to such direct reservations (including pricing and availability) and Bookings must go directly through such Vendors' systems or the other GDS and not through the Sabre System.

SECTION 2.3 SABRE NOT RESTRICTED. The Parties acknowledge and agree that nothing set forth in this Agreement prohibits, restricts or otherwise impairs the right and ability of Sabre and/or its Affiliates to market, offer, license, sublicense, distribute and provide access to Licensed Sabre Functions to any Persons. This acknowledgement and agreement does not, however, supersede the covenants and agreements contained in the Noncompetition Agreement dated March 7, 2000, between Sabre Holdings Corporation, Sabre, Travelocity.com Inc., and Customer.

         SECTION 2.4 DISPLAY OF SABRE SYSTEM. Subject to Customer's compliance with any applicable law, rule or regulation, Customer may display the content from the Licensed Sabre Functions in the manner determined by Customer, provided that Sabre is not required to make any modifications or changes, or otherwise take any action, to enable or maintain Customer's display of such content.


                                    ARTICLE 3
                                   EXCLUSIVITY

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


                                    ARTICLE 4
                                 IMPLEMENTATION

         SECTION 4.1 IMPLEMENTATION. Sabre will provide Customer with such services in connection with implementation of the Licensed Sabre Functions as are from time to time mutually agreed in writing between Sabre and Customer.


                                    ARTICLE 5
                                OWNERSHIP OF GDS

         SECTION 5.1 OWNERSHIP OF SABRE SYSTEM. Other than the License granted herein or as otherwise agreed upon by the Parties in writing, Customer will not acquire under this Agreement, nor identify itself as the owner of, any right, title or interest in or to the Sabre System, the Licensed Sabre Functions, the software, hardware, Databases or communications facilities utilized in operating the Sabre System, Confidential Information of Sabre or its Affiliates, the Sabre Marks or any intellectual property rights associated with any of the foregoing. Nothing in this Agreement will be interpreted as expanding the scope of the License granted in SECTION 2.1 and no additional license will be effective unless and until a separate written agreement is signed by the Parties identifying in detail the software program or programs to be licensed and the license fee therefor. The limitations contained in this
SECTION 5.1 do not limit the license rights which Customer may receive in certain Sabre Enhancements pursuant to SECTION 4.5 of the

                                                                   CONFIDENTIAL


Information Technology Services Agreement or pursuant to any other agreement between the Parties.


                                    ARTICLE 6
                         CERTAIN SABRE RESPONSIBILITIES

         Sabre agrees to perform the following duties and responsibilities, in addition to those duties and responsibilities required of it elsewhere in this
Agreement:

         SECTION 6.1 PROMOTION MATERIALS. Sabre will provide Customer upon request with English language versions of existing Sabre sales, advertising, promotional, and training materials regarding the Licensed Sabre Functions, which materials will be provided free of charge, so long as Customer does not request such materials in unreasonable quantity.

         SECTION 6.2 CUSTOMER ASSISTANCE. Sabre will provide diagnostic assistance and resolutions to Customer line control personnel for communications problems and to Customer data processing personnel for Licensed Sabre Functions problems. All assistance and problem resolution will be provided and made available according to Sabre's then-current customer assistance procedures and availability for its Sabre Licensees generally.

         SECTION 6.3 OPERATIONS AND MAINTENANCE. Sabre will use commercially reasonable efforts to accomplish all transaction processing, security, maintenance and other services hereunder in accordance with the performance standards and procedures established by Sabre from time to time for Sabre's operations as used by Sabre Licensees generally.

         SECTION 6.4 PNR SECURITY. Sabre will maintain in effect and enforce PNR security policies and procedures which ensure that the PNR security aspects of the Sabre System with respect to PNRs generated by Customer's End Users comply with all applicable governmental rules and regulations. Sabre will retain records of the PNRs created by Customer's End Users for a minimum period (after the last Segment Activity Date in such PNR) consistent with Sabre's customary practices, or for such longer period as may be required by any applicable law, regulation or code.

         SECTION 6.5 COMPATIBILITY. Sabre may establish standards, formats and specifications (consistent with those established for other Sabre customers) from time to time for any hardware or software to be connected to the Sabre Central Site or otherwise used in conjunction with the Licensed Sabre Functions. Sabre will provide Customer with prior written notice of any changes or modifications of the required standards, formats and specifications.

         SECTION 6.6 CUSTOMER INSTRUCTORS AND MANAGEMENT. From time to time Sabre will provide training to Customer's relevant training personnel engaged in the distribution of the Licensed Sabre Functions, such training to be carried out at mutually acceptable times and at Sabre's headquarters' in the U.S.A. Customer may request Sabre to conduct such training at Customer's location subject to Sabre's approval, provided that Customer will be responsible for all reasonable travel, accommodation, and incidental expenses incurred by the Sabre trainers.

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                                                                   CONFIDENTIAL


                                    ARTICLE 7
                        CERTAIN CUSTOMER RESPONSIBILITIES

         SECTION 7.1 MARKETING RESPONSIBILITY.

                  7.1.1 SABRE SYSTEM REFERRALS. In consideration for Sabre's payment to the Customer of the PNR Referral Payments, Customer will use its reasonable efforts to maintain a system on Customer's websites that enable referrals of its End Users' PNRs on the Sabre System to Sabre travel agencies for ticketing. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                  7.1.2 ATTRIBUTION. Subject to the terms and conditions of
ARTICLE 9, Customer will provide the Sabre with the attribution provided on ANNEX C.

         SECTION 7.2 MISUSE. Customer shall take all reasonable precautions necessary to prevent unauthorized operation or misuse of the Sabre System, including Speculative Bookings, Shell Bookings, reservation of space in anticipation of demand, or improper record or access. Further, Customer shall not enter or permit End Users to enter any Prohibited Segments into the Sabre System. Customer will remove Travel Service Segments from the Sabre System should Customer become aware that corresponding space is canceled direct via telephone with the Vendor.

         SECTION 7.3 RESPONSIBILITIES FOR COMMUNICATIONS NETWORKS. Customer will be responsible for installing, operating and maintaining the Customer Communications Network (including communication line circuits and equipment). Customer may satisfy this responsibility by performing such functions directly, or through contracts with third party service providers, including Sabre.

         SECTION 7.4 CUSTOMER SOFTWARE AND HARDWARE. Customer will be responsible for obtaining, creating and maintaining all software and hardware required to enable communications with the Sabre Central Site and to otherwise enable End Users to access and use the Licensed Sabre Functions, all in accordance with Sabre's then-current standards, formats and specifications. Customer may elect to purchase from Sabre (or its suppliers), at Sabre's then-current prices and terms, hardware and data lines required by Customer to access and use the Licensed Sabre Functions. Customer agrees that its continued right to maintain the connection with the Sabre Central Site is dependent upon Customer's full cooperation with requests by Sabre (which shall be administered reasonably among Sabre's customers and without discriminating against Customer) to repair, alter, modify, or where necessary, de-install any component that Sabre reasonably determines is impairing the Sabre System or another Person's access to or operation of the Sabre System.


                                    ARTICLE 8
                               SABRE ENHANCEMENTS

         SECTION 8.1 SABRE ENHANCEMENTS. Sabre may from time to time create Sabre Enhancements. Such Sabre Enhancements may be implemented at Sabre's sole discretion, provided that they do not materially and negatively affect the Licensed Sabre Functions. Sabre will notify Customer, not later than the disclosure of such Sabre Enhancement to other Sabre Licensees, regarding any Sabre Enhancements which Sabre may from time to time propose. Sabre

                                                                  CONFIDENTIAL


will, from time to time, consult with Customer and keep Customer advised of the status of the development of Sabre Enhancements. Customer may provide Sabre with recommendations regarding Sabre Enhancements and functionality needed for the Licensed Sabre Functions to be competitive with other GDS's. Customer additionally shall have the right to require Sabre to develop Sabre Enhancements, pursuant to the terms of the Information Technology Services Agreement.


                                    ARTICLE 9
                                   TRADEMARKS

         SECTION 9.1 OWNERSHIP OF SABRE MARKS. Customer acknowledges and covenants that (i) Customer will not acquire any right, title or interest in the Sabre Marks except as specifically provided in SECTION 9.2, (ii) Customer may not contest or challenge the validity of the Sabre Marks, or their registration or ownership by Sabre or its Affiliates, and (iii) the use of the Sabre Marks by Customer, and any goodwill arising by reason of such use, will inure to the benefit of Sabre. In no circumstances will Sabre be liable to make any payment on account of any alleged inurement of such goodwill to Sabre.

         SECTION 9.2 LICENSE OF SABRE MARKS. Subject to the terms and conditions of this Agreement, Sabre hereby grants to Customer for the term of this Agreement the non-exclusive, non-transferable (other than as provided herein) right and license to use and publish the Sabre Marks in conjunction with marketing the Licensed Sabre Functions in accordance with the terms and conditions of this Agreement.

         SECTION 9.3 USE OF SABRE MARKS. Customer will use the name "Sabre" and the Sabre Marks only in the formats approved by Sabre. Customer will not append any Customer trade name or logo to any Sabre Mark or use any variation from the Sabre Marks without Sabre's prior written approval which may be withheld in Sabre's sole discretion.

         SECTION 9.4 APPROVAL OF USE. If Customer desires to use the Sabre Marks, it must first submit samples of the proposed use to Sabre for Sabre's prior written approval. In any event, if required by Sabre, the approved use of the Sabre Marks must include, at a minimum, in reasonably legible typeface the phrase: "Sabre" (or other relevant Sabre Mark) is a registered trademark of an affiliate of Sabre Inc." or such other notices or legends of identification of the ownership of the published Sabre Marks as are required by Sabre.

         SECTION 9.5 INFRINGEMENT. Customer will notify Sabre immediately upon becoming aware of (i) any actual or threatened infringement of the Sabre Marks,
(ii) any publication or registration of a trademark or service mark of which Customer becomes aware and which is likely to be confusingly similar to any Sabre Marks, and (iii) any notice, claim or threatened claim based upon infringement by Customer of the rights of a third party arising out of the use by Customer of the Sabre Marks.

         SECTION 9.6 NO WARRANTY. SABRE MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE SABRE MARKS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY, SABRE WILL NOT BE LIABLE FOR ANY INFRINGEMENT OF A THIRD PARTY'S RIGHTS RESULTING FROM CUSTOMER'S USE OF THE SABRE MARKS IN A MANNER THAT IS INCONSISTENT WITH THE LIMITATIONS ESTABLISHED IN THIS AGREEMENT.

                                                                   CONFIDENTIAL


SECTION 9.7 CUSTOMER TRADEMARKS. Customer authorizes Sabre to use Customer Marks solely for the purpose of listing Customer as a Sabre Customer and to otherwise promote the fact that Customer is using the Sabre System and other services provided to Customer by Sabre pursuant to other service agreements. Sabre acknowledges and covenants that: (i) Sabre will not acquire any right, title or interest in the Customer Marks except as specifically provided in this SECTION 9.7, (ii) Sabre may not contest or challenge the validity of the Customer Marks, or the registration or ownership by Customer or its Affiliates, and (iii) the use of the Customer Marks by Sabre, and any goodwill arising by reason of such use, will inure to the benefit of Customer. In no circumstances will Customer be liable to make any payment on account of any alleged inurement of such goodwill to Customer. CUSTOMER MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE CUSTOMER MARKS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY, CUSTOMER WILL NOT BE LIABLE FOR ANY INFRINGEMENT OF A THIRD PARTY'S RIGHTS RESULTING FROM SABRE'S USE OF THE CUSTOMER MARKS IN A MANNER THAT IS INCONSISTENT WITH THE LIMITATION ESTABLISHED IN THIS AGREEMENT.


                                   ARTICLE 10
                                FEES AND CHARGES

         SECTION 10.1 FEES AND PAYMENT. The Parties will pay the fees and charges ("Fees") as set forth on SCHEDULE 1. SCHEDULE 1 also sets forth procedures by which Fees are invoiced and dates by which Fees are due and payable. Each Sabre invoice will itemize the Fees contained therein, and will be accompanied by reasonable detail in accordance with Sabre's customary billing practices. Sabre will provide Customer additional information about invoices as Customer reasonably requests and as Sabre customarily provides. Sabre may offset payments owed by Customer to Sabre or its Affiliates against any payments due to Customer under this Agreement.

         SECTION 10.2 TAXES. Customer will be responsible for and will pay for any Taxes that are imposed on or determined by reference to (i) services or property provided under this Agreement, (ii) payments (including Taxes) due to Sabre pursuant to this Agreement or (iii) the execution, delivery, notarization, recordation or other similar action with respect to this Agreement; provided, however, Customer will not be responsible for Taxes imposed on the net income of Sabre. All payments due to Sabre under this Agreement will be made free and clear of any withholdings for present or future Taxes. If Customer is required by law to make any deduction or withholding of Taxes from any payment due to Sabre, then (i) Customer will effect such deduction or withholding and remit such Taxes to the appropriate taxing authority and (ii) the amount payable to Sabre upon which such deduction or withholding is based will be increased to the extent necessary to ensure that after such deduction or withholding Sabre is paid a net amount equal to the amount Sabre would have been paid in the absence of such deduction or withholding. Customer will provide Sabre with the original receipt, a duplicate original receipt or a duly certified or authenticated copy of the receipt, and copies of any cancelled check for any Taxes deducted or withheld and remitted to the appropriate taxing authorities.

SECTION 10.3 INTEREST. If a Party fails to pay any amount when due, the past-due amount will bear interest, until paid, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], whichever is less. Such interest will be payable as it accrues, upon demand.

         SECTION 10.4  AUDIT RIGHTS.

                                                                   CONFIDENTIAL


                  10.4.1 GENERAL. Auditors designated by Customer, and who agree in writing to the security and confidentiality obligations and procedures required by Sabre, will be provided with reasonable access to Sabre's books and records to enable them to audit Sabre's calculations under paragraph 5 of SCHEDULE 1. The auditors must be nationally recognized firms and Customer may not designate any auditor who, in Sabre's reasonable opinion, is a competitor of, or affiliated with a competitor of, Sabre or its Affiliates.

                  10.4.2 PROCEDURES. Such audits may be conducted once a year during reasonable business hours. Customer will provide Sabre with at least thirty (30) days prior written notice of an audit. Sabre will cooperate with the audit, will make the information reasonably required to conduct the audit available on a timely basis and will assist the designated employees of Customer's auditors as reasonably necessary. All information learned or exchanged in connection with the conduct of an audit, as well as the results of any audit, is Confidential Information of Sabre.

                  10.4.3 RESULTS. Customer will provide Sabre copies and results of each audit. The Parties will review the results of an audit, will identify all relevant audit issues and will determine in good faith (i) what, if any, actions will be taken in response to such audit issues, and (ii) which Party will be responsible for the cost of taking the actions necessary to resolve such issues.


                                   ARTICLE 11
                            SABRE SYSTEM AVAILABILITY

         SECTION 11.1 MAINTENANCE OF LICENSED SABRE GDS HOST FUNCTIONS. Sabre will, at its own expense, maintain the Licensed Sabre Functions, so that the Licensed Sabre Functions will be generally available for access by Customer. Except as specifically provided in SECTIONS 11.2 and 11.3, Sabre will, at its own expense, maintain the Licensed Sabre Functions so that the Licensed Sabre Functions are reasonably available to Customer on a twenty-four (24) hour per day, seven (7) days a week basis.

         SECTION 11.2 SCHEDULED UNAVAILABILITY. Customer acknowledges that Sabre will need to make the Sabre System and Licensed Sabre Functions unavailable from time to time in order to maintain the Sabre System and the Databases used in connection with the Sabre System. Sabre may, from time to time, schedule Sabre System unavailability in order to accomplish normal system maintenance and implementation of software enhancements. Sabre will use commercially reasonable efforts to give Customer as much prior notice as practicable for scheduled unavailability.

         SECTION 11.3 CORRECTION OF PERFORMANCE PROBLEMS. Customer acknowledges that Sabre Central Site hardware or software operational or performance problems that diminish or render unavailable the Sabre System and Licensed Sabre Functions will occur from time to time. In the event of any failure of the Licensed Sabre Functions or the Sabre System, Sabre will use commercially reasonable efforts to restore the Licensed Sabre Functions and the Sabre System as soon as is reasonably practicable. The relative urgency of repair will be determined by Sabre in good faith and in accordance with the severity of the problem and the standards and procedures of Sabre.


                                   ARTICLE 12
                              TERM AND TERMINATION


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
                                                                   CONFIDENTIAL


         SECTION 12.1 TERM. The term of this Agreement will begin as of the Effective Date and will continue for fifteen (15) years unless terminated earlier as provided herein.

         SECTION 12.2 EARLY TERMINATION. In the event that Sabre is not one of the top four (4) GDS's, based on North American market share, as determined by the number of Bookings made in North America on airlines for transportation on any and all city-pairs, in any given calendar year of this Agreement, Customer may terminate this Agreement upon [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] prior written notice to Sabre delivered no later than [TEXT
OMITTED - CONFIDENTIAL TREATMENT REQUESTED] following the year in which Sabre was not one of such top four (4) GDS's.

         SECTION 12.3 SABRE TERMINATION FOR EVENT OF DEFAULT. In the event of an Event of Default by Customer, which remains uncured at the expiration of the Cure Period, Sabre may terminate this Agreement and/or pursue any and all other available remedies.

         SECTION 12.4 CUSTOMER TERMINATION FOR EVENT OF DEFAULT. In the event of an Event of Default by Sabre which remains uncured at the expiration of the Cure Period, Customer may terminate this Agreement and/or pursue any and all other available remedies.

         SECTION 12.5 EVENTS OF DEFAULT BY CUSTOMER. Any of the following will constitute an "EVENT OF DEFAULT" by Customer:

                  12.5.1 Any failure by Customer to pay any fee, charge or payment that is due and owing under this Agreement;

                  12.5.2 Any other material breach by Customer of any of its representations, warranties, obligations or covenants under this Agreement; or

                  12.5.3 If Customer: (i) is adjudicated bankrupt or insolvent by a court of competent jurisdiction, (ii) substantially ceases to do business, (iii) fails to pay its debts generally as they become due, or (iv) takes steps to declare bankruptcy, wind up, dissolve or liquidate, or a receiver, trustee or similar officer is appointed over (or a lien holder takes possession of) all or a substantial part of Customer's property or assets, or anything similar to any of the foregoing occurs in relation to Customer under the laws of any jurisdiction.

         SECTION 12.6 EVENTS OF DEFAULT BY SABRE. Any of the following will constitute an "EVENT OF DEFAULT" by Sabre:

                  12.6.1 Any failure by Sabre to pay any fee, charge or payment that is due and owing under this Agreement;

                  12.6.2 Any other material breach by Sabre of any of its representations, warranties, obligations or covenants under this Agreement; or

                  12.6.3 If Sabre: (i) is adjudicated bankrupt or insolvent by a court of competent jurisdiction, (ii) substantially ceases to do business,
(iii) fails to pay its debts generally as they become due, or (iv) takes steps to declare bankruptcy, wind up, dissolve or liquidate, or a receiver, trustee or similar officer is appointed over (or a lien holder takes possession of) all or a substantial part of Sabre's property or assets, or anything similar to any of the foregoing occurs in relation to Sabre under the laws of any jurisdiction.

                                                                   CONFIDENTIAL


         SECTION 12.7 CUSTOMER CROSS-TERMINATION RIGHTS. In the event that Customer terminates the Development Services, under the Information Technology Services Agreement between Sabre and Customer of even date herewith, as a result of Sabre's material breach of its Development Services obligations, and if such breach denies Customer the material benefits of this Agreement taken as a whole, and the ITSA, taken as a whole, then Customer may terminate this Agreement upon [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] written notice to Sabre that is delivered within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] following Customer's termination of the Information Technology Services Agreement.

SECTION 12.8 TERMINATION ASSISTANCE. If Customer terminates this Agreement under SECTION 12.7, Sabre will provide Customer with Termination Assistance for the period of time requested by Customer, not to exceed [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] beginning on the date of termination under
SECTION 12.7. Customer will continue to pay all Fees during such period and, for all Termination Assistance services that are in addition to those services otherwise required of Sabre in this Agreement, Customer will pay Sabre at Sabre's then current rates all additional fees and expenses incurred by Sabre in connection with Sabre's performance of such services. This Agreement remains in effect during the termination assistance period and applies to the Termination Assistance Services. Customer will cooperate in good faith with Sabre in connection with Sabre's obligations under this section.


                                   ARTICLE 13
                                 CONFIDENTIALITY

         SECTION 13.1 OWNERSHIP; SCOPE OF OBLIGATION. As between the Parties, the Confidential Information of each Party will remain its sole property. Confidential Information will be used by the recipient Party only for purposes of, or as otherwise authorized by, this Agreement, including Sabre's provision of information to Vendors and others required in connection with the processing of Bookings. Each Party will hold the Confidential Information of the other Party in strict confidence and protect such Confidential Information from disclosure using the same care it uses to protect is own confidential information of like importance, but not less than reasonable care. No Confidential Information will be disclosed by the recipient Party without the prior written consent of the other Party, except that each Party may disclose this Agreement and the other Party's Confidential Information to its directors, employees, attorneys, agents, auditors, insurers and subcontractors who require access to such information in connection with their employment or engagement and who are obligated to keep such information confidential in a manner no less restrictive than set forth in this Section 13.1. The Party employing or engaging such Persons is responsible and liable for their compliance with such confidentiality obligations.

         SECTION 13.2 EXCEPTIONS.

                  13.2.1 Nothing in this Agreement shall be interpreted to limit in any way Sabre's right to use, market, sell or publish any Booking-related data subject only to any applicable laws or regulations. Notwithstanding the preceding sentence, Sabre will not make available to any entity not a party to the travel reservation transaction any personal identifying information concerning a traveler contained in a PNR booked in the Sabre System through Customer unless such traveler or Customer provides Sabre with permission to do so, nor will Sabre make available to any other Party, other than an airline, which utilizes the Sabre System to make reservations, any Booking related data, detailed or aggregate, that identifies Customer unless

                                                                   CONFIDENTIAL


Customer provides Sabre with permission to do so or Sabre is required by applicable law or regulation to make such data available.

                  13.2.2 If Confidential Information is required to be disclosed by law or a Governmental Authority, including pursuant to a subpoena or court order, such Confidential Information may be disclosed, provided that the Party required to disclose the Confidential Information (i) promptly notifies the disclosing Party of the disclosure requirement, (ii) cooperates with the disclosing Party's reasonable efforts to resist or narrow the disclosure and to obtain an order or other reliable assurance that confidential treatment will be accorded the disclosing Party's Confidential Information, and (iii) furnishes only Confidential Information that the Party is legally compelled to disclose according to advice of its legal counsel. Upon written request at the expiration or termination of this Agreement, all documented Confidential Information (and all copies thereof) owned by the requesting Party will be returned to it or destroyed by the recipient Party, with written certification thereof.

         SECTION 13.3 RESIDUAL KNOWLEDGE. Each Party acknowledges that the other may, as a result of its receipt of or exposure to the other Party's Confidential Information, increase or enhance the knowledge and experience retained in the unaided memories of its directors, employees, agents or contractors. Notwithstanding anything to the contrary in this Agreement, a Party and its directors, employees, agents or contractors may use and disclose such knowledge and experience in such Party's business, so long as such use or disclosure does not involve specific Confidential Information received from the other Party. The disclosing Party will not have rights in such knowledge and experience acquired by the recipient Party, nor rights in any business endeavors of the recipient Party which may use such knowledge and experience, nor rights to compensation related to the recipient Party's use of such knowledge and experience.


                                   ARTICLE 14
                    LIMITED WARRANTIES AND LIMITED LIABILITY

         SECTION 14.1 DISCLAIMER OF WARRANTIES. SABRE AND ITS APPLICABLE MANUFACTURERS AND SUPPLIERS MAKE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE LICENSED SABRE FUNCTIONS, THE SABRE SYSTEM OR ANY SOFTWARE, HARDWARE COMPONENT OR DATA. THE LICENSED SABRE FUNCTIONS, SABRE SYSTEM, SOFTWARE, HARDWARE COMPONENTS AND DATA ARE PROVIDED "AS IS" AND "WITH ALL FAULTS." THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR INTENDED USE OR ANY IMPLIED REPRESENTATIONS OR WARRANTIES ARISING OUT OF COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE OR NON-INFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO REPRESENTATION OR OTHER AFFIRMATION OF FACT WHICH IS NOT CONTAINED IN THIS AGREEMENT, INCLUDING STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE, OR PERFORMANCE OF THE LICENSED SABRE FUNCTIONS, SABRE SYSTEM, HARDWARE COMPONENTS, SOFTWARE OR DATA, WHETHER MADE BY SABRE OR OTHERWISE, WILL BE DEEMED TO BE A REPRESENTATION OR WARRANTY FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF SABRE OR ANY MANUFACTURER OR SUPPLIER.

                                                                   CONFIDENTIAL


         SECTION 14.2 SYSTEM PERFORMANCE FAILURES. IN THE EVENT OF ANY FAILURE OF THE LICENSED SABRE FUNCTIONS OR THE SABRE SYSTEM FOR WHATEVER REASON, THE SOLE AND EXCLUSIVE REMEDY OF CUSTOMER WILL BE TO REQUIRE SABRE TO USE COMMERCIALLY REASONABLE EFFORTS TO RESTORE THE LICENSED SABRE FUNCTIONS AND THE SABRE SYSTEM AS SOON AS IS REASONABLY PRACTICABLE. CUSTOMER ACKNOWLEDGES AND ACCEPTS THE RISK OF SUCH FAILURES OF THE LICENSED SABRE FUNCTIONS AND THE SABRE SYSTEM AND WAIVES ALL REMEDIES THEREFOR OTHER THAN ANY RIGHT TO TERMINATE THIS AGREEMENT ARISING UNDER SECTION 12.4, AND AS OTHERWISE SPECIFICALLY SET FORTH HEREIN.

         SECTION 14.3 INACCURACY OF DATA. NONE OF SABRE, REED ELSEVIER, INC., THE PUBLISHER OF THE OFFICIAL AIRLINE GUIDE AND SUPPLIER OF CERTAIN DATA PROVIDED UNDER THIS AGREEMENT, AND ANY OTHER PERSON PROVIDING DATA UNDER THIS
AGREEMENT: (1) WARRANTS THE ACCURACY, MERCHANTABILITY, OR THE FITNESS FOR A PARTICULAR PURPOSE, OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY, OF ANY DATA PROVIDED UNDER THIS AGREEMENT, OR (2) WILL BE LIABLE FOR ANY INJURY, LOSS, CLAIM OR DAMAGE CAUSED IN WHOLE OR IN PART BY THE USE OF THE DATA, THE LICENSED SABRE FUNCTIONS OR THE SABRE SYSTEM, WHETHER OR NOT ARISING BY REASON OF THE NEGLIGENCE OF ANY SUCH PERSON IN PROCURING, COLLECTING, COMPILING, ABSTRACTING, INTERPRETING, COMMUNICATING, PROCESSING OR DELIVERING ANY SUCH DATA. IN THE EVENT OF ANY INACCURACY OF ANY DATA TRANSMITTED BY THE LICENSED SABRE FUNCTIONS OR THE SABRE SYSTEM, FOR WHATEVER REASON, THE SOLE AND EXCLUSIVE REMEDY OF CUSTOMER WILL BE TO REQUIRE SABRE TO USE COMMERCIALLY REASONABLE EFFORTS TO CORRECT SUCH ERRORS AS SOON AS IS REASONABLY PRACTICABLE, TO THE EXTENT SUCH ERRORS ARE DUE TO CIRCUMSTANCES UNDER SABRE'S DIRECT CONTROL. IN THE EVENT A PASSENGER USES A CONFIRMED TICKET FOR AIR TRANSPORTATION PROPERLY ISSUED BY MEANS OF THE LICENSED SABRE FUNCTIONS OR THE SABRE SYSTEM AND IS REFUSED CARRIAGE BECAUSE OF AN OVERSALE OF SEATS OR THE LACK OF RECORD OF SUCH RESERVATION, THE SOLE REMEDY WILL BE AS SET FORTH IN THE TARIFF OF THE REFUSING CARRIER OR APPLICABLE TERMS AND CONDITIONS OF THE CARRIER'S CONTRACT OF CARRIAGE. CUSTOMER ACKNOWLEDGES AND ACCEPTS THE RISK OF SUCH FAILURES OF THE LICENSED SABRE FUNCTIONS AND THE SABRE SYSTEM AND INACCURACY OF DATA AND WAIVES ALL REMEDIES THEREFOR OTHER THAN AS SPECIFICALLY SET FORTH HEREIN.

         SECTION 14.4 LIMITS OF LIABILITY. [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]



                                   ARTICLE 15
                                 INDEMNIFICATION

         SECTION 15.1 INDEMNIFICATION BY CUSTOMER. Except for Claims which Sabre has indemnified Customer against pursuant to SECTION 15.2, Customer hereby agrees to indemnify, defend and hold harmless the Sabre Indemnitees from and against Claims are threatened against, suffered by, accrued against, charged to, or recoverable from any Sabre Indemnitee, by any

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                                                                   CONFIDENTIAL


Person, to the extent arising out of or in connection with or by reason of any Claim based on the use of the Sabre System by or through Customer (including use of the Sabre System by Customer's End Users) and for misappropriation, violation or infringement of any duly issued United States patent, or any copyright, trademark, trade secret or other proprietary right relating to Customer's business.

         SECTION 15.2 INDEMNIFICATION BY SABRE. Sabre hereby agrees to indemnify, defend and hold harmless the Customer Indemnitees from and against Claims which are threatened against, suffered by, accrued against, charged to, or recoverable from any Customer Indemnitee, by any Person, based on a Claim of infringement of any duly issued United States patent or infringement of any copyright resulting solely from use of the Licensed Sabre Functions or arising out of or in connection with or by reason of any Claim for misappropriation, violation or infringement of any proprietary rights, trademarks, trade names or service marks with respect to the use of the Sabre Marks as permitted herein.

         SECTION 15.3 NOTIFICATION OF CLAIM. Each Indemnitee which is entitled to indemnification will give prompt written notice to the indemnifying Party of the receipt of any Claim or the commencement of any action which is or may be covered by the indemnity. Upon receipt of such notice the indemnifying Party will, at its election, assume the defense thereof, with counsel acceptable to the Indemnitee, and the Indemnitee will, if required for the purpose of such proceedings, lend its name to the proceedings. The Indemnitee will not compromise or settle any such Claim nor any proceedings pursuant thereto without the indemnifying Party's prior written consent. In general, in the event of any third party Claims against either Party related to the Licensed Sabre Functions or other subject matter of this Agreement, the unaffected Party will provide all reasonable assistance (without significant costs or devotion of resources) and access to documents and information that the affected Party may request to resolve the Claim.



                                   ARTICLE 16
                        GOVERNING LAW; DISPUTE RESOLUTION

         SECTION 16.1 GOVERNING LAW. This Agreement will be governed by, and construed and interpreted under, the laws of Texas without regard to any conflicts of law rules.

         SECTION 16.2 ALTERNATIVE DISPUTE RESOLUTION. Any Dispute will be resolved in accordance with the ADR Procedures set forth in ANNEX B to this Agreement.

         SECTION 16.3 CHOICE OF FORUM. For any actions to enforce arbitral awards issued in accordance with ANNEX B to this Agreement or to enforce the Parties' compliance with the ADR Procedures in ANNEX B to this Agreement, each Party consents to the exclusive jurisdiction of the competent courts in Fort Worth, Texas, U.S.A. Each Party irrevocably waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that such court is an inconvenient forum. Each Party hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with SECTION 17.1. Nothing herein will affect the right to serve process in any other manner permitted by law.

                                                                   CONFIDENTIAL


                                   ARTICLE 17
                                  MISCELLANEOUS

         SECTION 17.1 NOTICES. Any notice or communication required or permitted to be given or made to a Party under this Agreement must be typed in English and personally delivered to the office of the person identified below or delivered by registered mail with confirmed receipt (postage prepaid) or air courier or by telex, facsimile, cable, or telegram with confirmation copy dispatched simultaneously by registered mail (or airmail if overseas) with confirmed receipt (postage prepaid) to the following addresses:

If to Sabre:
                           Sabre Inc.
                           MD 4204
                           4255 Amon Carter Boulevard
                           Fort Worth, Texas 76155
                           URGENT ATTN: General Counsel
                           Telecopy: (817) 967-1215


If to Customer:
                           Travelocity.com LP
                           4200 Buckingham Blvd.
                           P.O. Box 1400
                           Fort Worth, Texas 76155
                           URGENT ATTN: General Counsel
                           Telecopy: (817) 967-1215


Notices delivered in the foregoing manner will be deemed effective on (i) the day received if delivered personally or sent by courier; (ii) the Business Day at the location of the recipient following the day received if sent by facsimile, cable, telex or telegram, or (iii) the fourteenth (14th) day following the date of dispatch by registered mail.

         SECTION 17.2 TITLES AND CAPTIONS. All article and section titles or captions in this Agreement are for convenience only. They will not be deemed part of this Agreement and in no way define, limit, extend, or describe the scope or intent of any of their provisions.

         SECTION 17.3 BINDING EFFECT; ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Customer may not assign this Agreement without the prior written consent of Sabre and any attempted assignment in contravention hereof will be null and void AB INITIO.

         SECTION 17.4 INTEGRATION. This Agreement and the attachments hereto constitute the entire agreement of the Parties pertaining to their subject matter and supersede all prior agreements and understandings pertaining to that subject matter, and this Agreement may not be amended, supplemented, or rescinded, except in writing and signed by the authorized representatives of each of the Parties. This Agreement does not supersede the other agreements being executed by the Parties contemporaneously with the execution of this Agreement, including the Information Technology Services Agreement, Noncompetition Agreement, and Intellectual Property Agreement.

                                                                   CONFIDENTIAL


         SECTION 17.5 SURVIVAL. Notwithstanding anything to the contrary contained herein, the rights and obligations under Sections 2.3, 5.1, 6.4, 9.1, 9.3, 9.7 and 10.2 and Articles 13 through 17 will survive the termination of this Agreement for any reason whatsoever. Termination of this Agreement for any cause will not release any Party from any liability, duty, or obligation which at the time of termination has already accrued to any other Party or which thereafter may accrue in respect of any act or omission prior to such termination, nor will any such termination thereof affect in any way the survival of any right, liability, duty, or obligation of the Parties which is intended, expressly or impliedly, in accordance with the terms of this Agreement to survive the termination hereof.

         SECTION 17.6 NO THIRD PARTY BENEFICIARIES. Except as specifically provided therein, no provision of this Agreement will be for the benefit of or be enforceable by third persons, including creditors of any Party.

         SECTION 17.7 NO PARTNERSHIP. The Parties do not intend this Agreement to create a partnership, joint venture or fiduciary relationship or any other business combination.

         SECTION 17.8 WAIVER. A waiver of a breach or other non-performance of any covenant, duty, agreement, or condition of this Agreement will not be asserted against a Party unless such waiver is in writing and signed by such Party. Failure by any Party to insist upon the strict performance of or to exercise any right or remedy consequent upon the breach of any covenant, duty, agreement, or condition of this Agreement will not constitute a waiver of that or any other failure to perform or breach of that or any other covenant, duty, agreement, or condition. No waiver of a breach of any provision of this Agreement by either Party will constitute a waiver of any subsequent breach of the same or any other provision thereof.

         SECTION 17.9 MULTIPLE ORIGINALS. This Agreement may be executed in counterparts or multiple originals, all of which together will constitute one agreement binding on each Party.

         SECTION 17.10 INVALIDITY OF PROVISIONS. Except as specifically provided in SECTION 17.13, any provision of this Agreement is or becomes wholly or partly invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions will continue in force unaffected, and the Parties will meet as soon as possible and negotiate in good faith upon a replacement provision that is legally valid and that as nearly as possible achieves the objectives of this Agreement and produces an equivalent economic effect. A replacement provision will apply as of the date that the replaced provision had become invalid, illegal, or unenforceable. If the Parties cannot reach agreement after good faith negotiations, a Party may invoke the arbitration procedures hereunder, and the arbitrators will have the authority to determine a replacement provision that is legally valid and that as nearly as possible achieves the objectives of this Agreement and produces an equivalent economic effect; provided, however, that such determination may not materially increase the payment or performance obligations of either Party.

         SECTION 17.11 COMPLIANCE WITH LAWS. The Parties will comply with all applicable laws and no Party will perform any act, or be obligated to perform any act that could either (i) result in any violation of any applicable law or any regulation, rule, directive, or policy of any Governmental Authority or (ii) result in any fine, penalty, retaliation or sanction being imposed on any other Party, or their respective Affiliates.

         SECTION 17.12 FORCE MAJEURE. Except for the obligations to make payment herewith, neither Party will be liable to the other in the event and to the extent that performance by such

                                                                   CONFIDENTIAL


Party is delayed or prevented by FORCE MAJEURE; provided that in the event any failure to pay results from a FORCE MAJEURE preventing the actual transfer of funds (E.G., failure of communication lines for transfer of funds) such obligation to pay will be suspended until such time as that particular FORCE MAJEURE preventing the transfer of funds ends. The Party claiming the existence of a FORCE MAJEURE will give notice to the other Party as soon as practicable of the existence of the FORCE MAJEURE and will use commercially reasonable efforts to bring the FORCE MAJEURE to an end as soon as possible. If the FORCE MAJEURE continues for a period of [TEXT OMITTED CONFIDENTIAL TREATMENT REQUESTED], the other Party will have the right, but not the obligation, to terminate this Agreement upon [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] written notice.

         SECTION 17.13 SUBSEQUENT ACTS OF GOVERNMENT. In the event that there is any change in the statutes of the United States of America or other location governing the economic regulation of air transportation, or the sale thereof, or governing the provision or operation of Computerized Reservations Systems, or in the applicable rules, regulations, or orders of the U.S. Department of Transportation, or of any other United States or other government agency or department having jurisdiction over air transportation or the sale thereof or GDSs, which causes any diminution of Sabre's ownership of the Sabre System, or which materially increases either Party's payment or performance obligations under this Agreement, or which otherwise materially impairs the benefits to either Party under this Agreement, then the Parties will commence consultation within [TEXT OMITTED CONFIDENTIAL TREATMENT REQUESTED] in order to determine what, if any, changes to this Agreement are necessary or appropriate, including early termination and cancellation of this Agreement. If the Parties are unable to agree whether any change or changes are necessary and proper, or as to the terms of such changes, to this Agreement in light of the occurrences described above, and such failure to reach agreement will continue for a period of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] following the commencement of the consultations, then the Party adversely affected by such change may terminate this Agreement upon [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] prior written notice.

         SECTION 17.14 ACQUISITIONS. If at any time during the term of the Agreement, Customer purchases or otherwise acquires all of the assets of any travel agency, or other Person, which utilizes the Sabre System, then such travel agency, or other Person, shall be bound by the terms and conditions as set forth in the Agreement in lieu of the terms and conditions set forth in the other agreement then governing such Person's utilization of the Sabre System. Notwithstanding the foregoing, all outstanding receivables at the time of acquisition by Customer must be paid to Sabre prior to inclusion of the acquired locations and/or equipment under the terms of the Agreement, unless otherwise agreed to by both Parties. Customer and the acquired Person must both notify Sabre in writing of the acquisition and must provide at a minimum
(i) the pseudo city code of acquired location(s), (ii) total number of productive devices being acquired, and (iii) the effective date of the acquisition.

*****

                                                                   CONFIDENTIAL


IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first written above.



                                         SABRE INC.



                                         By: /s/ Jeffrey M. Jackson
                                            -----------------------------------
                                         Name: Jeffrey M. Jackson
                                              ---------------------------------
                                         Title: Sr. V.P. and CFO
                                               --------------------------------



                                         TRAVELOCITY.COM LP

                                         By: TRAVELOCITY HOLDINGS, INC.,
                                                ITS GENERAL PARTNER



                                         By: /s/ Jeffrey M. Jackson
                                            -----------------------------------
                                         Name: Jeffrey M. Jackson
                                              ---------------------------------
                                         Title: Sr. V.P. and CFO
                                               --------------------------------

                                                                   CONFIDENTIAL


                                     ANNEX A
                               DEFINITION APPENDIX

1. RULES OF OTHER INTERPRETATION. The following rules of interpretation apply to the Agreement, and are by this referenced incorporated into the
Agreement:

         1.1 the word "or" is not exclusive and the words "include" and "including" are not limiting;

         1.2 the words "hereby", "herein", "hereof", "hereunder" or other words of similar meaning refer to the entire Agreement;

         1.3 a reference to any agreement or other contract includes permitted supplements, amendments and restatements;

         1.4 a reference to a law includes any amendment or modification to such law and any rules or regulations promulgated thereunder or any law enacted in substitution or replacement therefor;

         1.5 a reference to a Person includes any permitted successors and assigns;

         1.6 a reference to an Article, Section, Annex, Exhibit or Schedule which does not specify a particular agreement is to the relevant Article, Section, Annex, Exhibit or Schedule of the Agreement;

         1.7 a reference to an Article includes all Sections and subsections contained in such Article, and a reference to a Section or subsection includes all subsections of such Section or subsection;

         1.8 all terms not otherwise defined herein shall have the meaning commonly ascribed thereto in the GDS industry.

2. DEFINITIONS. As used in the Agreement, the following terms shall have the following meanings:

         "ADR PROCEDURES" means the alternative dispute resolution procedures attached as Annex B to the Agreement.

         "AFFILIATE" means, with respect to any entity at any time, any Person that is controlled by such entity or is under common control with such entity, where "control" means, with respect to any Person, owning, directly or indirectly, more than fifty percent (50%) of the capital stock (or other ownership interest, if not a corporation) of such Person ordinarily having voting rights or otherwise having the right or ability, by contract or otherwise, to direct the management and policies of such Person.

         "AGREEMENT YEAR" means, starting on the Effective Date, each consecutive twelve (12) month period of the Agreement.

                                                                   CONFIDENTIAL


         "BOOKING" means a Segment that obligates a Participant to pay a Booking Fee to the GDS Operator and that is created in or processed through the GDS, excluding a Segment canceled prior to the Segment Activity Date.

         "BOOKING FEES" means a fee charged by a GDS Operator to a Participant pursuant to an agreement with such Participant for participation in the GDS, as in effect from time to time.

         "BUSINESS DAY" means a day other than Saturday, Sunday, national holidays in the United States, and December 30 through January 3.

         "CLAIMS" means any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments including, but not limited to, attorneys' fees, expert witness costs, court costs and expenses incident thereto.

         "COMPETITOR GDS" means [TEXT OMITTED - CONFIDENTIAL TREATMENT
REQUESTED]

         "CONFIDENTIAL INFORMATION" means any and all trade secrets, proprietary and confidential information that is owned (jointly or severally) by a Party and/or such Party's Affiliate, concerning its past, present or future research, development, business activities or affairs (including, without limitation, market intelligence), finances, properties, methods of operation, processes and/or systems, which are reasonably considered by it to be confidential. Such Confidential Information includes, without limitation, the following: (i) the Sabre System (in the case of Sabre and its Affiliates);
(ii) any and all algorithms, routines, source codes, object codes, software programs, export programs, computer processing systems and techniques employed or used by the disclosing Party and any related items such as specifications, layouts, flow charts, manuals, instruction books, and other like documentation together with all data and know-how, technical or otherwise, included therein;
(iii) all documents, Databases, files, reports, drawings, plans, sketches, equipment and the like related to or concerning past, present or future research, development, business activities or affairs, prospects, finances, properties, methods of operation, processes and/or systems of the disclosing Party; (iv) any and all upgrades, enhancements, improvements, or modifications to the foregoing; (v) PNRs provided by the disclosing Party; and any information obtained by or supplied to a GDS Operator arising from the Licensed Sabre Function relating to: marketing, sales and commercial data, reports, comparative information, analysis, statistics and statistical reports beyond information which the GDS Operator is obliged to furnish to a Participant under the applicable rules of any aviation or governmental authority governing the use of a GDS when invoicing such Participant; (vi) any information, including, the Licensed Sabre Function functional specifications, that is jointly developed by the Parties during the term of the Sabre License Agreement; and (vii) the terms of this Agreement. Notwithstanding the foregoing, the following will not constitute "Confidential Information" for the purposes of the Agreement: (a) information which was already in the receiving Party's possession prior to the date of the Agreement (unless the receiving Party is prohibited from disclosing such information to a Person other than the receiving Party by a contractual, legal or fiduciary obligation to the disclosing Party) or that is independently developed by the receiving Party without the use of any Confidential Information of the disclosing Party;
(b) information that is obtained from a third party who, insofar as is known to the receiving Party, is not prohibited from transmitting the information to the receiving Party by a contractual, legal or fiduciary obligation to the disclosing Party; and (c) information which is or which becomes generally available to the public, other than as a result of disclosure by the receiving Party.

                                                                   CONFIDENTIAL


         "CONSOLIDATOR" means a Person that purchases or otherwise obtains travel inventory from a Vendor at rates not generally available to travel agents directly from the Vendor.

         "CURE PERIOD" means a period which expires [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after receipt of written notice of an Event of Default from a non-defaulting Party.

         "CUSTOMER" means Travelocity.com LP, a limited partnership organized and existing under the laws of the State of Delaware, U.S.A. and having its principal office at 4200 Buckingham Blvd., Fort Worth, Texas.

         "CUSTOMER COMMUNICATION NETWORK" means all communications line circuits and equipment located between Customer and the Sabre Central Site.

         "CUSTOMER INDEMNITEES" means Customer and its Affiliates and their respective directors, officers, employees and agents.

         "CUSTOMER MARKS" means all trademarks, service marks, trade names, logos and trade dress and to identify or market Customer's products and services.

         "DATABASE" means a set of computer data files used in or generated by the operation of a GDS.

         "DISPUTE" means any dispute, claim or controversy of any kind or nature arising under or in connection with the Agreement and any related agreements between any of the Parties.

         "DOLLARS" or "$" means the lawful currency of the United States of America.

         "EFFECTIVE DATE" means March 7, 2000, at a time on such date immediately after giving effect to the consummation of the transactions described in that Bill of Contribution, Assignment and Assumption Agreement, dated March 7, 2000, between Sabre Inc. and Travelocity.com LP.

         "END USERS" means individuals who desire to create their own personal Bookings and/or have their Bookings made through Customer.

         "EVENT OF DEFAULT" has the meaning assigned to that term in SECTIONS
12.4 AND 12.5 of the Agreement.

         "FEES" has the meaning assigned to that term in SECTION 10.1 of the Agreement.

         "FORCE MAJEURE" means acts of God, war, warlike conditions, strikes or other labor disputes, work stoppage, fire, flood, valid or invalid acts of government or any other cause, whether similar or dissimilar, beyond the reasonable control of the Party.

         "GDS" or "GLOBAL DISTRIBUTION SYSTEM" means a computer system which collects, stores, processes, displays and distributes information concerning air and ground transportation, lodging and other travel related products and services offered by system Participants and which enables users of the GDS to, among other things, (i) reserve or otherwise confirm the use of, or make inquiries or obtain information in relation to, such products and services, and/or (ii) issue tickets for the acquisition or use of such products and services.

                                                                   CONFIDENTIAL


         "GDS OPERATOR" means a Person who operates, markets or distributes a GDS.

         "GOVERNMENTAL AUTHORITY" means any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d)  multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "INDEMNITEE" means, collectively, the Sabre Indemnitees and the Customer Indemnitees.

         "INFORMATION TECHNOLOGY SERVICES AGREEMENT" means that certain Information Technology Services Agreement, dated the date hereof, between Sabre and Customer.

         "LICENSE" means the rights granted pursuant to SECTION 2.1 of the Agreement.

         "LICENSED SABRE FUNCTIONS" means all existing and future Sabre Host Functions, including Subscriber Sabre, Professional Sabre, WorldFare, SHAARP Plus, CARS Plus, FLIFO, and Vendor reservations, and including any Sabre Enhancements.

         "MESSAGE" means a grouping of up to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] characters, or such other number of characters that is Sabre's standard message length for Sabre's customers generally, transmitted to the Sabre System whether such transmission is made in the Sabre System through manual or automated means. Each such transmission to the Sabre System from Customer constitutes one Message.

         "PARTICIPANT" means a Vendor which has an agreement with a GDS Operator for the display of information regarding its products or services in such Operator's GDS.

         "PARTICIPATION AGREEMENT" means the form of agreement between Sabre and a Vendor for the sale of such Vendor's travel products or the distribution of its information through the Sabre System which may be in effect from time to time.

         "PARTY" means each of the signatories to the Agreement, as the case may be, and their permitted successors and assignees.

         "PERSON" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, Governmental Authority or other entity.

         "PNR" means a passenger name record residing on a GDS.

                                                                   CONFIDENTIAL


         "PROHIBITED SEGMENT" means a Segment for which no corresponding space has been reserved within the transporting carrier's internal reservation system.

         "SABRE" means Sabre Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A. and having its principal office at 4255 Amon Carter Boulevard, Fort Worth, Texas 76155, U.S.A.

         "SABRE CENTRAL SITE" means Sabre's data processing operation and computer facilities located in Tulsa, Oklahoma or such other location or locations as may be determined by Sabre from time to time.

         "SABRE ENHANCEMENTS" means any improvements, enhancements or modifications to the Licensed Sabre Functions.

         "SABRE HOST FUNCTIONS" means Sabre GDS software functions for which the implementing software resides on the Sabre Central Site.

         "SABRE INDEMNITEES" means Sabre and its Affiliates and their respective directors, officers, employees and agents.

         "SABRE LICENSEE" means a Person that has entered into an agreement to utilize the Sabre System for the purpose of making Bookings or any other transactions.

         "SABRE MARKS" means all trademarks, service marks, trade names, logos and trade dress used to identify or market the Sabre GDS, in any form, and the Sabre System.

         "SABRE PARTICIPANT" means a Vendor that has entered into a Sabre Participation Agreement.

         "SABRE SYSTEM" means Sabre's GDS which collects, stores, processes, displays and distributes information through computer terminals concerning air and ground transportation, lodging and other travel related products and services offered by Vendors and which enables (i) Sabre Licensees or their End Users to reserve or otherwise confirm the use of, or make inquiries or obtain information in relation to, such products and services and/or (ii) Sabre Licensees to issue tickets for the acquisition or use of such products and services.

         "SEGMENT" means: (a) for airline Bookings, each separate flight segment reservation identified by a separate flight number in a PNR, multiplied by the number of passengers booked in such PNR for such flight segment; (b) for hotel Bookings, each separate reservation that is processed through Sabre SHAARP with an action code status HK, KK or KL regardless of the number of rooms, suites or other accommodations or the number of persons or the duration of the stay; (c) for car rental Bookings, each separate reservation that is processed through Sabre CARS with an action code status HK, KK or KL regardless of the number of vehicles or persons or the duration of the rental; and (d) for any other product or service, each separate reservation for such product or service that is processed through Sabre with an action code status HK, KK or KL regardless of the number of products or services or the number of persons or the duration of the products or services. The term Segment does not include Prohibited Segments.

         "SEGMENT ACTIVITY DATE" means the date listed in a PNR as the date of travel or other use for the relevant Segment.

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                                                                    CONFIDENTIAL


         "SHELL BOOKINGS" means a Booking that is placed with a false name in anticipation of filling the Booking with another person later.

         "SPECULATIVE BOOKINGS" means a Booking made without the intent of traveling, such as booking more than an End User plans to use, or booking one person for two flights at the same time.

         "TAXES" means any present or future taxes (including taxes denominated as income taxes, franchise taxes, corporation taxes, withholding taxes, gross receipts taxes, excise taxes (including federal excise taxes), doing business taxes, capital taxes, net worth taxes, asset taxes, social security or social contribution taxes, stamp taxes, transaction taxes, transfer taxes, telecommunications taxes and assessments, exchange taxes, documentary taxes, sales taxes, use taxes, or value added taxes), levies, imposts, duties, fees, assessments or other Fees, and all interest, penalties or similar liabilities with respect thereto, of whatever nature now or hereafter imposed by any jurisdiction or any Governmental Authority.

         "TERMINAL ADDRESS" means an assigned concurrent communication session between Customer and the Sabre System through which Customer is capable of accessing the Sabre System.

         "TERMINATION ASSISTANCE" means the following services: (a) Sabre will continue to perform any or all of the services then being performed by Sabre under this Agreement; (b) Sabre will develop, with the assistance of Customer, a plan for the transition of the services from Sabre to Customer or Customer's designee; and (c) Sabre will assist Customer with the transition of services from Sabre to Customer or Customer's designee.

         "TRAVEL SERVICE SEGMENT" means a Sabre System Booking with an action status code of GK, GL, BK, BL, HN, YK, HK*, or HL*.

         "VENDOR" means any air carrier (including all scheduled, charter, domestic and international airlines), car rental company, surface transportation carrier, hotel or lodging provider, railroad, steamship company, cruise or tour operator or other vendor of travel-related products, information or services (but excluding any such Person while operating as a travel agency or any such person operating as a GDS).


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ANNEX B
DISPUTE RESOLUTION PROCESS

1.       CERTAIN DEFINITIONS

THIS SECTION 1 SETS FORTH CERTAIN DEFINITIONS USED IN THIS DISPUTE RESOLUTION PROCESS. OTHER CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE AGREEMENT.

ARBITRATION RULES
The rules of the American Arbitration Association ("AAA") in effect on the date of the commencement of the arbitration.

QUALIFICATIONS
Having extensive knowledge or experience, or both, regarding information technology services similar to the services that are the subject of the Dispute, and fluent in English.

2.       DISPUTE RESOLUTION PROCEDURE.

         (a)      GENERAL PROCEDURE.

                  The Parties shall resolve all Disputes in accordance with this procedure:

                  (i) Either Party may submit the Dispute to mediation as outlined in Section 3 of this Annex.

                  (ii) If a Dispute is not resolved by mediation, then either Party may submit the Dispute to binding arbitration in accordance with Section 4 of this Annex.

                  Parties within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after receipt of written notice by one Party from the other that a Dispute exists, the Dispute shall, at the written request of either Party, be submitted to mediation as outlined in Section 4 of this Schedule.

3.       MEDIATION.

The mediation of an unresolved Dispute shall be conducted in this manner:

         (a) Either Party may submit the Dispute to mediation by giving notice of mediation to the other Party. The Parties shall attempt to agree promptly after that notice is given upon and appoint a sole mediator who has the Qualifications.

         (b) If the Parties are unable to agree upon a mediator within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the date the Dispute is submitted to mediation, either Party may request the Dallas, Texas office of the AAA to appoint a mediator who has the Qualifications. The mediator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties.


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                                                                    CONFIDENTIAL


         (c) The mediation shall be conducted in Dallas, Texas at a place and a time agreed by the Parties with the mediator, or if the Parties cannot agree, as designated by the mediator. The mediation shall be held within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the mediator is appointed.

         (d) If either Party has substantial need for information from the other Party in order to prepare for the mediation, the Parties shall attempt to agree on procedures for the formal exchange of information; if the Parties cannot agree, the mediator's determination shall be effective.

         (e) Each Party shall be represented in the mediation by a natural person with authority to settle the Dispute on behalf of that Party and, if desired by that Party, by counsel for that Party. The Parties' representatives in the mediation shall continue with the mediation as long as the mediator requests.

         (f) Unless otherwise agreed by the Parties, each Party shall pay one-half of the mediator's fees and expenses and shall bear all of its own expenses in connection with the mediation. Neither Party may employ or use the mediator as a witness, consultant, expert, or counsel regarding the Dispute or any related matters.

4.       ARBITRATION.

The arbitration of an unresolved Dispute shall be conducted in this manner:

         (a) Either Party may begin arbitration by filing a demand for arbitration in accordance with the Arbitration Rules. The Parties shall attempt to agree upon and appoint a panel of three (3) arbitrators promptly after that demand is filed. Each of those arbitrators must have the Qualifications unless otherwise agreed by both Parties.

         (b) If the Parties are unable to agree upon any or all of the arbitrators within ten (10) days after the demand for arbitration was filed (and do not agree to an extension of that ten-day period), then each Party shall designate one arbitrator with Qualifications and the AAA shall designate a third, if possible, with Qualifications; nevertheless, such arbitrator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties as part of the panel.

         (c) The arbitration shall be conducted in Dallas, Texas at a place and a time agreed by the Parties with the panel, or if the Parties cannot agree, as designated by the panel. The panel may, however, call and conduct hearings and meetings at such other places as the Parties may agree or as the panel may, on the motion of one Party, determine to be necessary to obtain significant testimony or evidence.

         (d) The Parties shall attempt to agree upon the scope and nature of any discovery for the arbitration. If the Parties do not agree, the panel may authorize any and all forms of discovery, including depositions, interrogatories, and document production, upon a showing of particularized need that the requested discovery is likely to lead to material evidence needed to resolve the Dispute and is not excessive in scope, timing, or cost.


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                                                                    CONFIDENTIAL


         (e) The arbitration shall be subject to the Federal Arbitration Act and conducted in accordance with the Arbitration Rules to the extent they do not conflict with this Section 4. The Parties and the panel may, however, agree to vary the provisions of this Section 4 or the matters otherwise governed by the Arbitration Rules.

         (f)      The panel has no power to:

                  (i) rule upon or grant any extension, renewal, or continuance of the Agreement;

                  (ii) award remedies or relief either expressly prohibited by the Agreement or under circumstances not permitted by the Agreement; or

                  (iii) grant provisional or temporary injunctive relief before rendering the final decision or award.

         (g) Unless the Parties otherwise agree, all Disputes regarding or related to the same topic or event that are subject to arbitration at one time shall be consolidated in a single arbitration proceeding.

         (h)      A Party or other person involved in an arbitration under this
                  Section 4 may join in that arbitration any person other than a Party if:

                  (i) the person to be joined agrees to resolve the particular dispute or controversy in accordance with this Section 4 and the other provisions of this Schedule applicable to arbitration; and

                  (ii) the panel determines, upon application of the person seeking joinder, that the joinder of that other person will promote the efficiency, expedition, and consistency of the result of the arbitration and will not unfairly prejudice any other Party to the arbitration.

         (i) The arbitration hearing shall be held within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the appointment of the panel. Upon request of either Party, the panel shall arrange for a transcribed record of the arbitration hearing, to be made available to both Parties.

         (j) The panel's final decision or award shall be made within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the hearing. That final decision or award shall be made by unanimous or majority vote or consent of the arbitrators constituting the panel, shall be deemed issued at the place of arbitration and shall be made in U.S. dollars. The panel shall issue a reasoned written final decision or award based on the Agreement and Texas law; the panel may not act according to equity and conscience or as an amicable compounder or apply the law merchant.

         (k)      The panel's final decision or award may include:

                  (i) recovery of general damages to the extent permitted by the Agreement (but not consequential, exemplary or punitive damages); or


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
                                                                    CONFIDENTIAL


                  (ii) injunctive relief in response to any actual or threatened breach of the Agreement or any other actual or threatened action or omission of a Party under or in connection with the Agreement.

         (l) The panel's final decision or award shall be final and binding upon the Parties, and judgment upon that decision or award may be entered in any court having jurisdiction over either or both of the Parties or their respective assets. The Parties specifically waive any right they may have to apply or appeal to any court for relief from the preceding sentence or from any decision of the panel made, or any question of law arising, before the final decision or award; and the Parties shall not dispute nor question the validity of such award before any regulator or other authority in any jurisdiction where enforcement action is taken by the Party or Parties in whose favor the award was rendered. If any decision by the panel is vacated for any reason, the Parties shall submit that Dispute to a new arbitration in accordance with this Section 4.

         (m) Each Party shall pay one-half of the arbitrators' fees and expenses, and shall bear all of its own expenses in connection with the arbitration. The panel has the authority, however, to award recovery of all costs and fees (including attorneys' fees, administrative fees and the panel's fees and expenses) to the prevailing Party in the arbitration.

5.       RECOURSE TO COURTS.

Nothing in this Annex limits the right of either Party to apply to a court or other tribunal having jurisdiction to:

         (a) enforce this Annex, including the agreement to arbitrate in this Annex;

         (b) seek provisional or temporary injunctive relief, in response to an actual or impending breach of the Agreement so as to avoid irreparable damage or maintain the status quo, until a final arbitration decision or award is rendered or the Dispute is otherwise resolved; or

         (c) challenge or vacate any final arbitration decision or award that does not comport with Section 4 of this Annex.

6.       SUBMISSION TO JURISDICTION.

EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES AND THE STATE COURTS OF TEXAS LOCATED IN FORT WORTH. EACH PARTY WAIVES ANY DEFENSE OR CHALLENGE TO THAT JURISDICTION BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR INCONVENIENCE OF FORUM.

7.       CONFIDENTIALITY.

The proceedings of all negotiations, mediations, and arbitrations shall be privately conducted. The Parties shall keep confidential all conduct, negotiations, documents, decisions, and awards in connection with those proceedings under this Annex.

8.       EXCLUSIVE REMEDY.


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
                                                                    CONFIDENTIAL


Other than those matters involving injunctive or other extraordinary relief or any action necessary to enforce the award of the arbitrator, the Parties agree that the provisions of this Annex are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute. Nothing in this Annex prevents the Parties from exercising their rights to terminate the Agreement in accordance with the Agreement.

9.       CONTINUED PERFORMANCE; ESCROW ACCOUNT.

UNLESS (a) SABRE HAS COMMENCED A PROCEEDING OR HAS PRESENTED A CLAIM FOR NONPAYMENT BY CUSTOMER OF AMOUNTS DUE UNDER THE AGREEMENT, AND CUSTOMER DOES NOT PROMPTLY PAY ALL AMOUNTS IN DISPUTE INTO THE ESCROW ACCOUNT REFERRED TO BELOW, OR (b) THE AGREEMENT HAS BEEN TERMINATED IN ACCORDANCE WITH THE AGREEMENT, SABRE WILL CONTINUE TO PROVIDE THE SERVICES DURING ANY DISPUTE RESOLUTION PROCEEDINGS (WHETHER INFORMAL OR FORMAL) COMMENCED PURSUANT TO THIS ANNEX AND CUSTOMER WILL CONTINUE TO PERFORM ITS OBLIGATIONS (INCLUDING THE MAKING OF PAYMENTS TO SABRE) IN ACCORDANCE WITH THE AGREEMENT. UP TO THE MAXIMUM AMOUNT IN DISPUTE, ANY DISPUTED PAYMENT WILL BE PAID PENDING RESOLUTION OF THE DISPUTE INTO AN ESCROW ACCOUNT THAT IS STRUCTURED BY AGREEMENT OF THE PARTIES OR, IF AGREEMENT CANNOT BE REACHED, AS DIRECTED BY THE MEDIATOR OR ARBITRATOR, AS THE CASE MAY BE, ENGAGED IN ACCORDANCE WITH THIS SCHEDULE. ANY SUCH ESCROW ACCOUNT WILL PROVIDE FOR THE PAYMENT OF INTEREST ON THE AMOUNTS DEPOSITED THEREIN, AND THE PARTIES (IF THE DISPUTE IS RESOLVED INFORMALLY) OR THE MEDIATOR OR ARBITRATOR, AS THE CASE MAY BE (IF THE DISPUTE IS RESOLVED FORMALLY), WILL MAKE THE DETERMINATION REGARDING DISTRIBUTION OF SUCH DEPOSITED AMOUNTS PLUS INTEREST. IF CUSTOMER FAILS TO ESCROW DISPUTED PAYMENTS AS REQUIRED BY THE AGREEMENT, SABRE MAY APPLY TO ANY COURT OF COMPETENT JURISDICTION TO SEEK INJUNCTIVE RELIEF FOR SUCH FAILURE AND WILL HAVE THE RIGHT TO TERMINATE THE AGREEMENT IN ACCORDANCE WITH THE AGREEMENT.

10.      OTHER.

         (a)      U.N. CONVENTION.

                  The enforcement of any arbitral award will be in accordance with and governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

         (b)      LANGUAGE.

                  Negotiations, mediations and arbitrations will be conducted in the English language.


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
                                                                    CONFIDENTIAL


                                     ANNEX C
               [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                                                                    CONFIDENTIAL


                                   SCHEDULE 1
                                FEES AND CHARGES


1. BOOKING PAYMENT. For Bookings made in the Sabre System by or through Customer (including by Customer's End users), Sabre will pay Customer a Booking payment ("BOOKING PAYMENT"), on a monthly basis, as follows:

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

2. PNR REFERRAL PAYMENT. In the event Customer refers PNRs created in the Sabre System to a Sabre travel agency for ticketing and in lieu of paying the Booking Payment and the Marketing Payment, Sabre will pay Customer a PNR referral payment ("PNR REFERRAL PAYMENT"), on a monthly basis, equal to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] per referred PNR.

3. MESSAGE FEES. Sabre will charge, and Customer will pay, Message fees ("MESSAGE FEES") under this Agreement. Message Fees for each month under this Agreement will be based on [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         (a) For the initial Agreement Year, the per Message rates for the following message categories ("INITIAL MESSAGE CATEGORIES") will be as follows:

                  (i) "basic" (all non-pricing Messages including availability and PNR): [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED];
                  (ii) "fare pricing" (including FareQuote and FareLed): [TEXT OMITTED CONFIDENTIAL TREATMENT REQUESTED]; and
                  (iii) "search pricing" (including Trip Search and BargainFinder Plus): [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

                  See Attachment A for additional detail on the Initial Message Categories.

For each subsequent Agreement Year thereafter, the per Message rates for each Initial Message Category will equal the lesser of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

         (b) In the event Sabre develops in good faith new message categories other than the Initial Message Categories, or changes the composition of the Initial Message Categories, Sabre may implement and charge Customer at Sabre's then-existing prevailing rates, for such new or modified message categories, so long as Sabre provides Customer with [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] advance written notice thereof.
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

4. TERMINAL ADDRESS FEES. For the initial Agreement Year, Sabre will charge, and Customer will pay, a monthly fee of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] per Terminal Address ("TA FEES"). For each subsequent Agreement Year thereafter, Sabre will charge, and Customer will pay, per Terminal Address, TA Fees equal to the lesser of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]. If Sabre later implements, for its customers generally, a cost recovery system that is not based upon the number of Terminal Addresses, then (following written notice to Customer) Sabre's charges, and Customer's payments, under this Paragraph 5 will be modified by Sabre to be consistent with the new cost recovery system.

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

8. MARKETING PAYMENT. In consideration for Customer's performance of its obligations under Section 7.1 of this Agreement, Sabre will pay Customer a marketing payment ("MARKETING PAYMENT") based on Sabre System Bookings, on a monthly basis, as follows:

         (a) For Sabre System Bookings other than cruise and tour Bookings, Sabre will pay Customer a per Booking fee equal to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED];

         (b) For Sabre System cruise Bookings, Sabre will pay Customer a per Booking fee equal [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]; and

         (c) For Sabre System tour Bookings, Sabre will pay Customer a per Booking fee equal to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

9. TRAINING. All training provided by Sabre under this Agreement will be charged to and paid for by Customer at Sabre's prevailing rate. In addition, Customer will pay for all associated costs relating to travel, accommodation and incidental expenses of Sabre personnel.

10. IMPLEMENTATION AND CONSULTING FEES AND COSTS. All labor expended by Sabre personnel or agents in performing implementation and consulting services under this Agreement will be charged to and paid for by Customer at the rate mutually agreed to by the Parties. In addition, Customer will pay for: (a) all associated costs relating to travel, accommodation and incidental expenses of Sabre personnel incurred in connection with performing such implementation and consulting services; and (b) all non-labor components of such services (e.g., equipment or third party software) on a cost plus basis. The parties agree that all such non-labor components of such services (e.g., equipment or third party software) purchased by Sabre in furtherance of this Agreement is purchased solely for resale to Customer.

11. FEE EXCLUSIONS. Notwithstanding anything to the contrary in this Agreement, Sabre will not charge Customer for the services and products listed below:

         (a) [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED];

         (b) [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED];

         (c) [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         (d) [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

12. PAYMENTS. All amounts payable by Sabre to Customer under this Agreement will be payable within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the applicable month related to such payment. All amounts payable by Customer to Sabre under this Agreement will be due and payable within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of Sabre's invoice, without setoff of counterclaim.

                                                                    CONFIDENTIAL


[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                                                                    CONFIDENTIAL


                                  ATTACHMENT A
[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


                                       4